SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

                                                             Date of Report (Date of earliest event reported): June 28, 2004

GUILFORD PHARMACEUTICALS INC.
(Exact name of registrant as specified in its
charter)

Delaware	0-23736	52-1841960

(State or other jurisdiction of	(Commission File	I.R.S. Employer
incorporation or organization)	Number)	Identification No.)

6611 Tributary Street
Baltimore, Maryland	21224

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 631-6300

(Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Events.

On June 28, 2004, the Company announced the appointment of William F. Spengler as Executive Vice President and Chief Financial Officer. Mr. Spengler will report to Craig R. Smith, M.D., Chairman, President and Chief Executive Officer of Guilford; his appointment is effective July 15.

Mr. Spengler, age 49 served fourteen years at Bristol-Myers Squibb (BMS) Corporation, where he was responsible for overseeing mergers and acquisitions and the development of joint venture relationships. Subsequently, Mr. Spengler served as Vice President of Finance at The Black & Decker Corporation and was responsible for the financial management of its largest product group with $1.4 billion in annual sales. He served as Chief Financial Officer of Sweetheart Cup Company from April 1997 to April 1998; Chief Financial Officer of Earthshell Corporation from April 1998 to November 1999; and a Principal of North Charles Investment Company from January 2000 to June 2002. Most recently, Mr. Spengler has served as President, COO and Director of Osteoimplant Technology, Inc., a private company, since July 2002.

Mr. Spengler received his MBA in accounting from New York University and a Bachelor of Arts in economics from Yale University.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Guilford Pharmaceuticals Inc.

Date: June 28, 2004	By: /s/ Asher M. Rubin
Asher M. Rubin
Vice President, General Counsel
and Secretary